Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM REPORTS OPERATING RESULTS FOR 2009

Total Production Increases While Oil Production Sets New Record

Energy Price Collapse in First Half of 2009 Triggered Non-Cash Write-Downs

DENVER, COLORADO, January 7, 2010—CREDO Petroleum Corporation (NASDAQ:  CRED) today reported results for the year ended October 31, 2009.

For fiscal 2009, Credo had a net loss of $14,454,000, or $1.40 per diluted share.  The loss was caused by $15,038,000 of non-cash, after tax write-downs in the book carrying value of oil and gas properties and long lived assets.  The write-downs occurred during the first and second quarters of fiscal 2009 due to the collapse of oil and natural gas prices.  Last year, net income was $5,993,000, or $0.61 per diluted share.  Lower product prices caused revenue from oil and gas sales to fall 42% to $10,067,000 for 2009 compared to $17,345,000 last year.

James T. Huffman, Chief Executive Officer, stated, “A non-cash write-down is required if the net book value of the company’s oil and gas properties exceeds a ceiling which is based primarily on reserves valued using “point in time” spot oil and gas prices on the last day of a quarter.  That situation occurred in the first and second quarters of fiscal 2009 when both oil and natural gas prices fell over 75% from their 2008 highs.  The price collapse caused a similar decline in reserve values which in turn triggered the non-cash write-downs.  Although oil and gas prices have since rebounded, accounting rules prohibit the reinstatement of write-downs.

“While the non-cash write-downs are unfortunate, particularly in view of the subsequent recovery in energy prices, they will be recouped in future periods through lower DD&A charges.”

WELLHEAD NATURAL GAS PRICES FALL 56% AND OIL PRICES FALL 48%

Wellhead natural gas prices for the year fell 56% to $3.35 per Mcf compared to $7.65 last year.  Realized hedging transactions added $3.02 per Mcf this year compared to a $0.25 per Mcf loss last year.  As a result, the company’s total natural gas realizations fell 14% to $6.37 per Mcf compared to $7.40 last year.  Wellhead oil prices fell 48% to $51.46 per barrel compared to $99.28 last year.  There were no oil hedging transactions in 2009 or 2008.

OIL PRODUCTION SETS NEW RECORD;

BALANCE BETWEEN OIL AND NATURAL GAS PRODUCTION

CONTINUES TO IMPROVE

Oil production set a new record in 2009.  In addition, oil revenue exceeded natural gas revenue for the first time in Credo history, with oil accounting for 59% of total oil and gas sales compared to 32% last year.  In recent years, Credo has transitioned to oil-focused drilling to achieve better balance between oil and natural gas in its production and reserve base.  In addition, production revenues benefited from oil’s significant price advantage over natural gas which was about 18 to one at fiscal year end compared to the energy equivalency of six to one.

For fiscal 2009, oil production rose 108% to 116,000 barrels compared to 56,000 barrels last year.  As a direct result of de-emphasized natural gas drilling, gas production fell 20% to 1.23 Bcf (billion cubic feet) compared to 1.55 Bcf last year.  However, increased oil production more than offset lower natural gas production.  As a result, total production increased to 1.93 Bcfe (billion cubic feet equivalent) compared to 1.88 Bcfe last year.

For 2009, oil accounted for 36% of total production calculated on an energy equivalent basis, but for 59% of total revenues.  This differential shows that converting oil to natural gas on a price equivalent basis more accurately reflects its effect on the company’s revenues.  If oil were converted to natural gas on a price equivalent basis, total production would have increased by 29% to 3.28 Bcfe.

TOTAL RESERVES UP, LED BY 23% INCREASE IN OIL RESERVES;

PRODUCTION REPLACEMENT HITS 121%

Earlier this week, the company reported that total proved reserves rose to 20.2 Bcfe at October 31, 2009 compared to 19.8 Bcfe last year.  Oil reserves increased 23% and currently account for 26% of the company’s total proved reserves.  For 2009, Credo replaced 121% of its 2009 production.

Oil reserves are converted to natural gas using the six to one natural gas energy-equivalent ratio.  If the conversion was done using the price equivalent ratio, reserves would total 30.5 Bcfe at October 31, 2009 compared to 20.2 Bcfe using the energy equivalent ratio.

STRONG FINANCIAL CONDITION CONTINUES TO PROVIDE

A SOLID FOUNDATION FOR GROWTH

The company’s balance sheet and financial condition continue to be very strong with ample cash and no debt.  In addition, the company expects operating cash flow to remain strong in 2010.  This provides the company great flexibility to increase capital spending as opportunities arise.  For 2009, net capital spending related to oil and gas activities totaled $11,480,000.  At October 31, 2009, working capital was $13,542,000, including cash and short-term investments of $12,983,000.

MANAGEMENT COMMENT

“Excluding the non-cash write-downs, Credo delivered profitability and solid financial results for 2009 despite the collapse in both oil and natural gas prices,” Huffman said.  “We are very pleased with the results from our efforts to achieve better balance between oil and natural gas in Credo’s production and reserve base.  The timing of that transition has proven to be very opportunistic as evidenced by the significant price advantage that oil currently enjoys over natural gas.

“We made some very difficult decisions the past couple of years which carried short term consequences.  However, we believe those decisions will provide long term benefits to the company and its shareholders.  In that regard, we are particularly pleased that new oil production has now more than offset the production decline caused by our decision last year to postpone drilling due to historically high costs.

“Credo survived the recent economic downturn in excellent condition and is well positioned for the future with a clean balance sheet, a strong financial position, and an excellent inventory of oil-weighted drilling prospects.  In particular, we are very excited about the future for our newest oil drilling project in the Williston Basin horizontal Bakken oil drilling play.  The Bakken is the number one oil resource play in the U.S. and drilling is exploding in the area where we have recently acquired significant leasehold interests.  Credo has a significant acreage position in Kansas, North Dakota and Oklahoma which we believe holds very significant oil reserve potential.”

*          *          *          *          *

Contact:	James T. Huffman
Chief Executive Officer
or
Alford B. Neely
Chief Financial Officer
303-297-2200
Website:	www.credopetroleum.com

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado.  The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions.  The company’s stock is traded on the NASDAQ System under the symbol “CRED” and is quoted daily in the “NASDAQ Global Market” section of The Wall Street Journal.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s Annual Report on Form 10-K for more information.  Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

(table follows)

CREDO PETROLEUM CORPORATION

FINANCIAL HIGHLIGHTS

	Year Ended	Year Ended
	October 31,	October 31,
Condensed Operating Information	2009	2008

REVENUES
Oil sales	$5,953,000	$5,530,000
Natural gas sales	4,114,000	11,815,000
	10,067,000	17,345,000

EXPENSES
Oil and gas production	3,260,000	3,861,000
Depreciation, depletion and amortization	4,439,000	3,583,000
Impairment of oil and gas properties and long lived assets	24,653,000	—
General and administrative	3,250,000	1,637,000
	35,602,000	9,081,000

Income (Loss) from Operations	(25,535,000)	8,264,000

Other Income and (Expense)
Realized and unrealized gains (losses from derivative contracts	2,079,000	188,000
Investment and other income (loss)	(59,000)	(299,000)
	2,020,000	(111,000)

INCOME (LOSS) BEFORE INCOME TAXES	(23,515,000)	8,153,000

INCOME TAXES	9,061,000	(2,160,000)

NET INCOME (LOSS)	$(14,454,000)	$5,993,000

Basic earnings (loss) per share	$(1.40)	$0.62
Diluted earnings(loss) per share	$(1.40)	$0.61

Condensed Balance Sheet Information	October 31, 2009	October 31, 2008

Cash and Short-Term Investments	$12,983,000	$25,376,000
Other Current Assets	3,016,000	4,678,000
Oil and Gas Properties, Net	30,279,000	46,456,000
Intangible Assets, Net	4,013,000	1,079,000
Other Assets	2,261,000	2,971,000
	$52,552,000	$80,560,000

Current Liabilities	$2,457,000	$5,894,000
Deferred Income Taxes	2,537,000	11,117,000
Asset Retirement Obligation	1,502,000	1,338,000
Stockholders’ Equity	46,056,000	62,211,000
	$52,552,000	$80,560,000